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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                  PEMSTAR INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                                  41-1771227
      (State of incorporation                        (I.R.S. Employer
          or organization)                          Identification No.)



      3535 Technology Drive N.W.
         Rochester, Minnesota                             55901
(Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-37162

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class          Name of each exchange on which
           to be so registered          each class is to be registered

             Not Applicable                     Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The Description of Capital Stock section included in the Registrant's Registration Statement on Form S-1 (File No. 333-37162), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission on May 26, 2000, is incorporated herein by reference.


Item 2.  Exhibits.
         --------

Number   Description
------   -----------

3.1*     Articles of Incorporation of the Company.

3.2*     Amended and Restated Bylaws of the Company.

4.1*     Form of Certificate of Common Stock of the Company.

4.2* Rights Agreement, by and between the Company and the Rights Agent.

10.11* First Amended and Restated Investor Rights Agreement, dated as of June 7, 1997, between the Company and certain shareholders.

* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-37162), as amended.

                                       -2-
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Pemstar Inc.
Date: August 2, 2000

                                         By /s/ Robert Murphy
                                            --------------------------------
                                            Robert Murphy
                                            Executive Vice President and
                                            Treasurer